Exhibit 99.1

Investor Contact:	Media Contact:
Mark Melnyk	Lauren George
407-613-3327	407-613-8431
mark.melnyk@hgv.com	lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports First Quarter 2020 Results

Reduced Fixed Costs and Strengthened Balance Sheet in Response to COVID-19

ORLANDO, Fla. (April 30, 2020) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its first quarter 2020 results.

“The COVID-19 pandemic has had unprecedented impacts on our business, and we continue to take decisive action to navigate the current environment and mitigate the challenges it presents,” said Mark Wang, president and CEO of Hilton Grand Vacations. “We have a strong balance sheet, and we have made critical decisions to defend our cash flow and enhance our financial flexibility, including adjustments to our cost structure and spending plans. I remain confident in the resilience of our business model and look forward to welcoming back our owners and guests as the pandemic subsides.”

KEY HIGHLIGHTS

First Quarter 2020 Results1

•	Total revenues for the first quarter were $351 million compared to $450 million for the same period in 2019.
•	Total revenues were affected by a deferral of $47 million in the current period. There were no deferrals or recognitions in the same period in 2019.
•	Net income for the first quarter was $8 million compared to $55 million for the same period in 2019.
•	Net income was affected by a net deferral of $27 million in the current period. There were no deferrals or recognitions in the same period in 2019.
•	Diluted EPS for the first quarter was $0.09 compared to $0.58 for the same period in 2019.
•	Diluted EPS was affected by a net deferral of $27 million or $0.31 per share in the current period. There were no deferrals or recognitions in the same period in 2019.
•	Adjusted EBITDA for the first quarter was $33 million compared to $102 million for the same period in 2019.
•	Adjusted EBITDA was affected by a net deferral of $27 million in the current period. There were no deferrals or recognitions in the same period in 2019.
•

In addition to the adverse impact from the closure of our sales centers and resort operations, the COVID-19 pandemic had the following impacts on total revenues, net income, diluted EPS and Adjusted EBITDA:

•	$37 million provision for financing receivables of which $23 million or $0.26 per share is related to changes in estimates primarily driven by economic factors surrounding the COVID-19 pandemic.

•	$11 million or $0.12 per share of one-time payroll related expenses incurred primarily related to payments made to team members as a result of operational closures caused by the COVID-19 pandemic.

•	$2 million or $0.03 per share related to the refunding of club transaction fees to accommodate guests impacted by the COVID-19 pandemic.

[1]

The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

•	Contract sales in the first quarter were $244 million, a decrease of 24% from the same period in 2019.
•	Net Owner Growth (NOG) for the 12 months ended March. 31, 2020, was 5.3%.

COVID-19 Update

As disclosed in our press release dated March 16, 2020, the Company has withdrawn its prior Full Year 2020 Guidance due to the increased uncertainty created by the impact of COVID-19.

The Company continues to be impacted by the pandemic and the various government mandates in nearly all of the locations in which it operates. It is unknown how long these adverse conditions and restrictions will continue. To optimize HGV’s liquidity and access to capital in light of the adverse impact of the pandemic, particularly as substantially most of the Company’s properties have temporarily suspended operations and substantially all of its sales, operations and other activities have been suspended, the Company has taken significant steps in an effort to decrease its expenses. These efforts include the recently announced furlough of over 6,100 of its team members, and the temporary reductions of all team members’ base salaries and directors’ annual cash retainers, among other actions.

The Company will share additional details during its conference call scheduled for later today.

Overview – First Quarter 2020

For the quarter ended March 31, 2020, diluted EPS was $0.09 compared to $0.58 for the quarter ended March 31, 2019. Net income and Adjusted EBITDA were $8 million and $33 million, respectively, for the quarter ended March 31, 2020, compared to $55 million and $102 million, respectively, for the quarter ended March 31, 2019. Total revenues for the quarter ended March 31, 2020, were $351 million compared to $450 million for the quarter ended March 31, 2019.

Net income and Adjusted EBITDA for the quarter ended March 31, 2020, included a net deferral of $27 million relating to sales made at The Central at 5th by Hilton Club and Ocean Tower at Hilton Grand Vacations Club Phase II projects, which were under construction during the period. The Company anticipates recognizing these revenues and related expenses in 2021 when it expects to complete these projects and recognize the deferrals.

Segment Highlights – First Quarter 2020

Real Estate Sales and Financing

For the quarter ended March 31, 2020, Real Estate Sales and Financing segment revenues were $206 million, a decrease of 32.9% compared to the quarter ended March 31, 2019. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA margin as a percentage of Real Estate Sales and Financing segment revenues were $15 million and 7.3%, respectively, for the quarter ended March 31, 2020, compared to $80 million and 26.1%, respectively, for the quarter ended March 31, 2019. Real Estate Sales and Financing results in first quarter 2020 weakened due to decrease in contract sales as a result of the temporary suspension of the Company’s operations as a result of COVID-19 and an increase in construction-related deferrals.

Real Estate Sales and Financing segment Adjusted EBITDA reflect the $27 million of net deferrals related to The Central at 5th and Ocean Tower Phase II projects for the quarter ended March 31, 2020.

Contract sales for the quarter ended March 31, 2020, decreased 24.2% to $244 million compared to the quarter ended March 31, 2019. For the quarter ended March 31, 2020, tours decreased 19% and VPG decreased 4.7% compared to the quarter ended March 31, 2019. For the quarter ended March 31, 2020, fee-for-service contract sales represented 53.3% of contract sales compared to 59% for the quarter ended March 31, 2019.

Financing revenues were $44 million for the quarter ended March 31, 2020, an increase of 7.3% compared to the quarter ended March 31, 2019. This reflects a 5.6% increase in interest income, which was driven by a 2.3% increase in the net timeshare financing receivables portfolio and a 21 bps increase in the weighted average interest rate the Company receives on the portfolio. It also reflects a $1 million increase in other financing revenue related to growth in servicing revenues related to the Company’s third-party loan portfolios.

Resort Operations and Club Management

For the quarter ended March 31, 2020, Resort Operations and Club Management segment revenue was $104 million, a decrease of 5.5% compared to the quarter ended March 31, 2019. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA margin as a percentage of Resort Operations and Club Management segment revenue was $55 million and 52.9%, respectively, for the quarter ended March 31, 2020, compared to $65 million and 59.1%, respectively, for the quarter ended March 31, 2019. Compared to the prior-year period, Resort Operations and Club Management results in the first quarter of 2020 decreased primarily due to a decrease in rental and ancillary services revenue related to the temporary suspension of operations due to COVID-19.

Inventory

The estimated contract sales value of HGV’s total pipeline is approximately $9.4 billion at current pricing, which represents approximately seven years of sales at the current trailing 12-month sales pace.

The total pipeline includes approximately 2.6 years of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining 4.4 years of sales is inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.

Owned inventory represents 79% of HGV’s total pipeline. Approximately 32% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 21% of HGV’s total pipeline. Approximately 58% of the fee-for-service inventory pipeline is currently available for sale.

With 31% of the pipeline consisting of just-in-time inventory and 21% consisting of fee-for-service inventory, capital-efficient inventory represents 52% of HGV’s total pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents were $759 million as of March 31, 2020, including $90 million of restricted cash.

As of March 31, 2020, HGV had $1.266 billion of corporate debt, net outstanding with a weighted average interest rate of 3.54% and $885 million of non-recourse debt, net outstanding with a weighted average interest rate of 2.65%.

As of March 31, 2020, the Company’s liquidity position consisted of $669 million of unrestricted cash and available capacity of $39 million on the revolving credit facility and $255 million on the warehouse facility.

Free cash flow was $45 million for the quarter ended March 31, 2020, compared to $4 million in the prior period. Adjusted free cash flow was $182 million for the period ended March 31, 2020, compared to ($36) million in the prior period.

As of March 31, 2020, our net leverage ratio was 1.45x and our interest coverage ratio was 9.56x.

Given the uncertainties related to the duration and the extent of the impact that COVID-19 and related conditions may have in the future, the Company is currently engaged in discussions with its lenders under the credit facility to amend certain financial covenants and believes it will reach an agreement.

Share Repurchase

On March 13, 2020, the Company announced that its Board of Directors had approved a share repurchase program authorizing the Company to repurchase up to an aggregate of $200 million of its outstanding shares of common stock. Due to the then-still developing significant adverse impact on global economy, capital markets, travel industry, and various government mandates regarding closures of businesses, all due to COVID-19 and various uncertainties related to it, the Company previously announced on March 31, 2020, that it had suspended the repurchase program.

During the quarter ended March 31, 2020, the Company repurchased 0.8 million shares for $9.7 million at an average price of $11.92.

Subsequent Events

•	On April 16, 2020, the Company announced it adopted a shareholder rights plan.

•

On April 22, the Company entered into Amendment No. 14 to its Timeshare Facility, which amended certain key definitions related to delinquency level calculations of underlying timeshare loans that are used as collateral for borrowings under its Timeshare Facility. Additionally, it provides the Company with the added flexibility to manage any potential increase in the rate of delinquency that may result from the impact of the COVID-19 pandemic. All other terms and borrowing capacity remained unchanged.

•	In April 2020, the Company furloughed approximately 6,100 out of its 9,100 team members.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

Total Construction Recognitions (Deferrals)

Three Months Ended March 31,
($ in millions)	2020 (1)
Sales of VOIs (deferrals)	$(47)
Sales of VOIs recognitions	—
Net Sales of VOIs (deferrals) recognitions	(47)
Cost of VOI sales (deferrals)(1)	(13)
Cost of VOI sales recognitions	—
Net Cost of VOI sales (deferrals) recognitions(1)	(13)
Sales and marketing expense (deferrals)	(7)
Sales and marketing expense recognitions	—
Net Sales and marketing expense (deferrals) recognitions	(7)
Net construction (deferrals) recognitions	$(27)

	2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income	$8	$—	$—	$—	$8
Interest expense	10	—	—	—	10
Income tax expense	1	—	—	—	1
Depreciation and amortization	12	—	—	—	12
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	—	—	—	1
EBITDA	32	—	—	—	32
Other (gain) loss, net	(2)	—	—	—	(2)
Share-based compensation expense(2)	(2)	—	—	—	(2)
Other adjustment items(3)	5	—	—	—	5
Adjusted EBITDA	$33	$—	$—	$—	$33

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(47)	$—	$—	$—	$(47)
Cost of VOI sales(4)	(13)	—	—	—	(13)
Sales, marketing, general and administrative expense	(7)	—	—	—	(7)
Net construction deferrals	$(27)	$—	$—	$—	$(27)

(1)

The table represents deferrals and recognitions of Sales of VOI revenue and direct costs for properties under construction for the three months ended March 31, 2020.  There were no construction deferrals or recognitions for the three months ended March 31, 2019.

(2)

As of March 31, 2020, we determined that the performance conditions for our 2018, 2019, and 2020 Performance RSUs are improbable of achievement therefore we reversed $8 million of share-based compensation expense recognized in prior years and ceased accruing expenses related to Performance RSUs granted in 2018, 2019, and 2020, during the three months ended March 31, 2020.

(3)	For the three months ended March 31, 2020, and 2019, this amount includes costs associated with restructuring and other non-cash and one-time charges.
(4)	Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete.

	2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income	$55	$39	$50	$72	$216
Interest expense	10	11	12	10	43
Income tax expense	20	15	20	2	57
Depreciation and amortization	8	12	12	12	44
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	1	—	1	3
EBITDA	94	78	94	97	363
Other (gain) loss, net	1	1	1	—	3
Share-based compensation expense	5	7	6	4	22
Other adjustment items	2	4	10	4	20
Adjusted EBITDA	$102	$90	$111	$105	$408

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$—	$(34)	$(15)	$(35)	$(84)
Cost of VOI sales	—	(11)	(5)	(11)	(27)
Sales, marketing, general and administrative expense	—	(5)	(2)	(5)	(12)
Net construction (deferrals) recognitions	$—	$(18)	$(8)	$(19)	$(45)

Conference Call

Hilton Grand Vacations will host a conference call on April 30, 2020, at 11 a.m. (EDT) to discuss first quarter results.

To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.

In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.

A replay will be available beginning three hours after the teleconference’s completion through May 7, 2020. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID# 13697041. A webcast replay and transcript will be available within 24 hours after the live event at https://investors.hgv.com/events-and-presentations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.

HGV cautions you that its forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, that may cause its actual results, performance or achievements to be materially different from the future results, business performance or achievements expressed in or implied by such statements. The forward-looking statements in this press release are not guarantees of HGV’s future performance, and you should not place undue reliance on such statements. Factors that could cause HGV’s actual results to differ materially from those contemplated by its forward-looking statements include: (1) the material impact of the COVID-19 pandemic on HGV’s business, operating results, and financial condition, including, without limitation, its ability to meet certain sales and performance levels, particularly as they relate to its fee-for-service and third party partners, the effectiveness of actions taken by HGV to manage the impact of the pandemic, the duration of closure of substantially all of its properties and operations, and uncertainties of when its properties will re-open or the period of time required for ramp-up of operations upon re-opening; (2) the extent and duration of the impact of the COVID-19 pandemic on global economic conditions; (3) the extent and duration of government and other restrictions on travel and commercial activity in response to the COVID-19 pandemic; (4) HGV’s ability to meet its liquidity needs and ability to remain compliant with its debt covenants; (5) risks associated with the inherent business, financial and operating risks of the timeshare industry, including limited underwriting standards due to the real-time nature of industry sales practices, and the intense competition associated with the industry; (6) HGV’s ability successfully market and sell VOIs; (7) HGV’s development and other activities to source inventory for VOI sales; (8) significant increases in defaults on HGV’s vacation ownership mortgage receivables; (9) the ability of managed homeowner associations to collect sufficient maintenance fees; (10) general volatility in the economy and/or the financial and credit markets; (11) adverse economic or market conditions and trends in the tourism and hospitality industry, which may impact the purchasing and vacationing decisions of consumers; (12) actions or the occurrence of other events that could cause a breach under or termination of HGV’s license agreement with Hilton Worldwide that could affect or terminate HGV’s access to the Hilton brands and programs, or actions of Hilton that affect the reputation of the licensed marks or Hilton’s programs; (13) economic and operational uncertainties related to HGV’s expanding global operations, including its ability to manage the outcome and timing of such operations and compliance with anti-corruption, data privacy and other applicable laws and regulations affecting HGV’s international operations; (14) the effects of foreign currency exchange; (15) changes in tax rates and exposure to additional tax liabilities; (16) the impact of future changes in legislation, regulations or accounting pronouncements; (17) HGV’s acquisitions, joint ventures, and strategic alliances that may not result in expected benefits, including the termination of material fee-for-service agreements; (18) HGV’s dependence on third-party development activities to secure just-in-time inventory; (19) HGV’s use of social media platforms; cyber-attacks, security vulnerabilities, and information technology system failures resulting in disclosure of personal data, company data loss, system outages or disruptions of its online services, which could lead to reduced revenue, increased costs, liability claims, harm to user engagement, and harm to its reputation or competitive position; (20) the impact of claims against HGV that may result in adverse outcomes, including regulatory proceedings or litigation; (21) HGV’s credit facilities, indenture and other debt agreements and instruments, including variable interest rates, operating and financial restrictions, its ability to make scheduled payments, and its ability to refinance its debt on acceptable terms; (22) the continued service and availability of key executives and employees, including HGV’s ability to meet human capital needs given its recent furloughs as its business and operations normalize after the COVID-19 pandemic eases and the succession planning of its key executives; and (23) catastrophic events or geo-political conditions including war, terrorist activity, political strife, pandemic outbreak (including COVID-19), or natural disasters that may disrupt HGV’s operations in key vacation destinations. Any one or more of the foregoing factors could adversely impact HGV’s operations, revenue, operating margins, financial condition and/or credit rating.

For additional information regarding factors that could cause HGV’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release, please see the risk factors discussed in “Part I.—Item 1A. Risk Factors” of HGV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented and updated by the risk factors discussed in “Part II-Item 1A. Risk Factors” on HGV’s Quarterly Report on Form 10-Q, as well as those described from time to time other periodic reports that it files with the SEC. There may be other risks and uncertainties that HGV is unable to predict at this time or that it currently does not expect to have a material adverse effect on its business. Except for HGV’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations, or otherwise.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margins, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for over 325,000 club members. For more information, visit www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•	EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Free Cash Flow and Adjusted Free Cash Flow

Free Cash Flow represents cash from operating activities less non-inventory capital spending.

Adjusted Free Cash Flow represents free cash flow less non-recourse debt activities, net.

We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service.  We do not believe these non-GAAP measures to be a representation of how we will use excess cash.

Real Estate Metrics

Contract sales represents the total amount of VOI products (fee-for-service and developed) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives and other administrative fee revenues. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization.  While the presentation of contract sales on a combined basis (fee-for-service and developed) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Basis of Presentation and Summary of Significant Accounting Policies in our audited consolidated financial statements included in Item 8 in our Annual Report on form 10-K for the year ended December 31, 2019, for additional information on Sales of VOI, net.

Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. We consider this to be an important operating measure because it measures the efficiency of our sales and marketing spending and management of inventory costs.

Sales revenue represents Sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points. See Note 2: Basis of Presentation and Summary of Significant Accounting Policies in our audited consolidated financial statements included in Item 8 in our Annual Report on Form 10-K for further discussion on Club Bonus Points.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONDENSED CONSOLIDATED BALANCE SHEETS	T-2
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	T-3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	T-4
FREE CASH FLOWS RECONCILIATION	T-5
SEGMENT REVENUE RECONCILIATION	T-6
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME	T-7
REAL ESTATE SALES MARGIN DETAIL SCHEDULE	T-8
CONTRACT SALES MIX BY TYPE SCHEDULE	T-9
FINANCING MARGIN DETAIL SCHEDULE	T-10
RESORT AND CLUB MARGIN DETAIL SCHEDULE	T-11
RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE	T-12
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-13
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-14

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	March 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
Cash and cash equivalents	$669	$67
Restricted cash	90	85
Accounts receivable, net	158	174
Timeshare financing receivables, net	1,122	1,156
Inventory	885	558
Property and equipment, net	473	778
Operating lease right-of-use assets, net	62	60
Investments in unconsolidated affiliates	47	44
Intangible assets, net	78	77
Other assets	120	80
TOTAL ASSETS	$3,704	$3,079
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$268	$298
Advanced deposits	117	115
Debt, net	1,266	828
Non-recourse debt, net	885	747
Operating lease liabilities	77	76
Deferred revenues	277	186
Deferred income tax liabilities	251	259
Total liabilities	3,141	2,509
Commitments and contingencies
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of March 31, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 84,987,241 shares issued and outstanding as of March 31, 2020 and 85,535,501 shares issued and outstanding as of December 31, 2019	1	1
Additional paid-in capital	172	179
Accumulated retained earnings	390	390
Total equity	563	570
TOTAL LIABILITIES AND EQUITY	$3,704	$3,079

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share data)

	Three Months Ended March 31,
	2020	2019
Revenues
Sales of VOIs, net	$56	$125
Sales, marketing, brand and other fees	106	141
Financing	44	41
Resort and club management	44	42
Rental and ancillary services	52	59
Cost reimbursements	49	42
Total revenues	351	450
Expenses
Cost of VOI sales	14	36
Sales and marketing	157	170
Financing	13	13
Resort and club management	12	11
Rental and ancillary services	37	35
General and administrative	21	27
Depreciation and amortization	12	8
License fee expense	22	23
Cost reimbursements	49	42
Total operating expenses	337	365
Interest expense	(10)	(10)
Equity in earnings from unconsolidated affiliates	3	1
Other gain (loss), net	2	(1)
Income before income taxes	9	75
Income tax expense	(1)	(20)
Net income	$8	$55
Earnings per share:
Basic	$0.09	$0.59
Diluted	$0.09	$0.58

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended March 31,
	2020	2019
Operating Activities
Net income	$8	$55
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12	8
Amortization of deferred financing costs, contract costs and other	4	4
Provision for financing receivables losses	37	14
Other (gain) loss, net	(2)	1
Share-based compensation	(2)	5
Deferred income tax (benefit) expense	(8)	5
Equity in earnings from unconsolidated affiliates	(3)	(1)
Net changes in assets and liabilities:
Accounts receivable, net	16	7
Timeshare financing receivables, net	(3)	(5)
Inventory	(10)	(3)
Purchases and development of real estate for future conversion to inventory	(5)	(63)
Other assets	(42)	(33)
Accounts payable, accrued expenses and other	(42)	(27)
Advanced deposits	2	5
Deferred revenues	91	41
Other	—	1
Net cash provided by operating activities	53	14
Investing Activities
Capital expenditures for property and equipment	(3)	(6)
Software capitalization costs	(5)	(4)
Net cash used in investing activities	(8)	(10)
Financing Activities
Issuance of debt	495	195
Issuance of non-recourse debt	195	—
Repayment of debt	(57)	(23)
Repayment of non-recourse debt	(58)	(40)
Repurchase and retirement of common stock	(10)	(92)
Payment of withholding taxes on vesting of restricted stock units	(2)	(2)
Other financing activity	(1)	—
Net cash provided by financing activities	562	38
Net increase in cash, cash equivalents and restricted cash	607	42
Cash, cash equivalents and restricted cash, beginning of period	152	180
Cash, cash equivalents and restricted cash, end of period	$759	$222

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$53	$14
Capital expenditures for property and equipment	(3)	(6)
Software capitalization costs	(5)	(4)
Free Cash Flow	45	4
Non-recourse debt activity, net	137	(40)
Adjusted Free Cash Flow	$182	$(36)

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended March 31,
	2020	2019
Revenues:
Real estate sales and financing	$206	$307
Resort operations and club management	104	110
Total Segment revenues	310	417
Cost reimbursements	49	42
Intersegment eliminations	(8)	(9)
Total revenues	$351	$450

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME

(in millions)

	Three Months Ended March 31,
	2020	2019
Net Income	$8	$55
Interest expense	10	10
Income tax expense	1	20
Depreciation and amortization	12	8
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	1
EBITDA	32	94
Other (gain) loss, net	(2)	1
Share-based compensation expense(1)	(2)	5
Other adjustment items(2)	5	2
Adjusted EBITDA	$33	$102

Adjusted EBITDA:
Real estate sales and financing(3)	$15	$80
Resort operations and club management(3)	55	65
Segment Adjusted EBITDA	70	145
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	4	2
License fee expense	(22)	(23)
General and administrative(4)	(19)	(22)
Adjusted EBITDA	$33	$102
Adjusted EBITDA margin %	9.4%	22.7%
EBITDA margin %	9.1%	20.9%

(1)

As of March 31, 2020, we determined that the performance conditions for our 2018, 2019, and 2020 Performance RSUs are improbable of achievement therefore we reversed $8 million of share-based compensation expense recognized in prior years and ceased accruing expenses related to Performance RSUs granted in 2018, 2019, and 2020, during the three months ended March 31, 2020.

(2)	For the three months ended March 31, 2020 and 2019, this amount includes costs associated with restructuring and other non-cash and one-time charges.
(3)	Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(4)	Excludes share-based compensation, depreciation and other adjustment items attributable to the segments.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended March 31,
	2020	2019
Contract sales	$244	$322
Tour flow	66,965	82,644
VPG	$3,506	$3,677
Owned contract sales mix	46.7%	41.0%
Fee-for-service contract sales mix	53.3%	59.0%

Sales of VOIs, net	$56	$125
Adjustments:
Fee-for-service sales(1)	130	190
Provision for financing receivables losses	37	14
Reportability and other:
Net deferral (recognition) of sales of VOIs under construction(2)	47	—
Fee-for-service sale upgrades, net	(8)	(14)
Other(3)	(18)	7
Contract sales	$244	$322

Sales, marketing, brand and other fees	$106	$141
Less:
Marketing revenue and other fees	25	30
Commissions and brand fees	81	111
Sales of VOIs, net	56	125
Sales revenue	137	236
Less:
Cost of VOI sales	14	36
Sales and marketing expense, net(4)	125	131
Real estate margin	$(2)	$69
Real estate margin percentage	(1.5)%	29.2%

(1)	Represents contract sales from fee-for-service properties on which the Company earns commissions and brand fees.
(2)	Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.

CONTRACT SALES MIX BY TYPE SCHEDULE

	March 31,	March 31,
	2020	2019
Owned, Just-in-time Contract Sales Mix	25%	16%
Fee-For-Service Contract Sales Mix	53%	59%
Total Capital-Efficient Contract Sales Mix	78%	75%

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended March 31,
	2020	2019
Interest income	$38	$36
Other financing revenue	6	5
Financing revenue	44	41
Consumer financing interest expense	7	7
Other financing expense	6	6
Financing expense	13	13
Financing margin	$31	$28
Financing margin percentage	70.5%	68.3%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

	Twelve Months Ended March 31,
	2020	2019
Total members	328,217	311,614
Net Owner Growth (NOG)	16,603	19,494
Net Owner Growth % (NOG%)	5.3%	6.7%

	Three Months Ended March 31,
	2020	2019
Club management revenue	$25	$26
Resort management revenue	19	16
Resort and club management revenues	44	42
Club management expense	7	7
Resort management expense	5	4
Resort and club management expenses	12	11
Resort and club management margin	$32	$31
Resort and club management margin percentage	72.7%	73.8%

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended March 31,
	2020	2019
Rental revenues	$47	$52
Ancillary services revenues	5	7
Rental and ancillary services revenues	52	59
Rental expenses	32	29
Ancillary services expense	5	6
Rental and ancillary services expenses	37	35
Rental and ancillary services margin	$15	$24
Rental and ancillary services margin percentage	28.8%	40.7%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended March 31,
	2020	2019
Sales of VOIs, net	$56	$125
Sales, marketing, brand and other fees	106	141
Financing	44	41
Real estate sales and financing segment revenues	206	307
Cost of VOI sales	(14)	(36)
Sales and marketing	(157)	(170)
Financing	(13)	(13)
Marketing package stays	(8)	(9)
Share-based compensation	1	1
Real estate sales and financing segment adjusted EBITDA	15	80
Real estate sales and financing segment adjusted EBITDA margin percentage	7.3%	26.1%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended March 31,
	2020	2019
Resort and club management	$44	$42
Rental and ancillary services	52	59
Marketing package stays	8	9
Resort and club management segment revenue	104	110
Resort and club management	(12)	(11)
Rental and ancillary services	(37)	(35)
Share-based compensation	—	1
Resort and club segment adjusted EBITDA	55	65
Resort and club management segment adjusted EBITDA margin percentage	52.9%	59.1%